Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Jodi Bochert

Investor Relations

Tel: 303-845-3469

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 646-415-8972

Email: peter@haydenir.com

Dot Hill Reports First Quarter 2012 Results

Non-GAAP Revenue and EPS exceed guidance

LONGMONT, Colo. —May 9, 2012 — Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, today announced financial results for the first quarter 2012, or the period ended March 31, 2012.

Financial and Operational Highlights:

•	First quarter 2012 non-GAAP revenue of $54.6 million, up from $48.5 million in the first quarter of 2011, and $48.0 million in the fourth quarter of 2011

•	Non-GAAP revenues grew 12.5% on a year-over-year basis and 13.7% on a quarter-over-quarter basis

•	Tier 2 OEM business grew 123% on a year-over year basis and 37% sequentially, while Channel business increased 99.8% on a year-over-year basis and 15% sequentially

•	First quarter 2012 non-GAAP gross margin of 29.3%, up from 25.4% in the prior quarter and up from 25.4% in the first quarter of 2011 This is a six-year non-GAAP gross margin high.

•	First quarter 2012 non-GAAP EPS of $0.03, compared to $0.00 in the prior quarter and up from $0.02 in the first quarter of 2011

•	Total non-GAAP operating expenses for the first quarter of 2012 were $14.2 million, as compared to $11.4 million for the first quarter of 2011 and $12.3 million for the fourth quarter of 2011

•	Cash and cash equivalents of $41.4 million as of March 31, 2012 compared to $46.2 million as of December 31, 2011.

First Quarter 2012 GAAP Financial Detail:

The Company recognized GAAP net revenue of $54.7 million for the first quarter of 2012, compared to $49.2 million for the first quarter of 2011 and $47.0 million for the fourth quarter of 2011. GAAP net revenues grew 11.3% on a year-over-year basis and 16.4% on a quarter-over-quarter basis.

GAAP gross margin for the first quarter of 2012 was 27.7%, compared to 24.6% for the first quarter of 2011 and 17.6% for the fourth quarter of 2011. GAAP operating expenses for the first quarter of 2012 were $17.1 million, as compared to $13.3 million for the first quarter of 2011 and $15.0 million in the fourth quarter of 2011. GAAP net loss for the first quarter of 2012 was $1.9 million, or $(0.03) per share, as compared to a net loss of $1.3 million, or $(0.02) per share, for the first quarter of 2011, and a net loss of $6.6 million, or $(0.12) per share, for the fourth quarter of 2011.

First Quarter 2012 Non-GAAP Financial Detail:

The Company recognized non-GAAP net revenue of $54.6 million for the first quarter of 2012, compared to $48.5 million for the first quarter of 2011 and $48.0 million for the fourth quarter of 2011. Non-GAAP net revenues grew 12.5% on a year-over-year basis and 13.7% on a quarter-over-quarter basis.

Non-GAAP gross margin was 29.3% for the first quarter of 2012, compared to 25.4% for the first quarter of 2011 and 25.4% for the fourth quarter of 2011. The year-over-year improvement in gross margin was attributable to a more favorable customer mix, as well as the leverage of spreading a larger revenue base over fixed supply chain overhead costs. In addition, to the factors outlined for the year-over-year gross margin improvement, quarter-over-quarter improvement in gross margin benefited from lower warranty accruals. Total non-GAAP operating expenses for the first quarter of 2012 were $14.2 million, as compared to $11.4 million for the first quarter of 2011 and $12.3 million for the fourth quarter of 2011. The year-over-year increase in non-GAAP operating expenses was largely attributable to higher R&D investments in new and prospective customer design wins, mid-range products and next generation technology, as well as higher payroll costs.

Non-GAAP net income for the first quarter of 2012 was $1.9 million, or $0.03 per share, as compared to first quarter 2011 non-GAAP net income of $0.9 million, or $0.02 per share, and a fourth quarter 2011 non-GAAP net loss of $0.1 million, or $0.00 per share. Non-GAAP EBITDA for the first quarter of 2012 was $2.3 million compared to $1.4 million for the first quarter of 2011 and $0.1 million for the fourth quarter of 2011.

“I am particularly pleased with the performance of our Tier 2 OEM sales team and with the continued traction in our indirect channel sales business,” said Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “With respect to our mid-range product launch scheduled for later this year, we have identified launch partners and, based on their feedback, I expect these products to be very competitive from a performance, ease of use, feature functionality and price points of view.”

Balance Sheet:

The Company exited the first quarter of 2012 with cash and cash equivalents of $41.4 million compared to $46.3 million at the end of March 2011 and $46.2 million at the end of 2011.

Second Quarter 2012 Outlook:

The Company is targeting second quarter 2012 non-GAAP net revenue in the range of $48 million to $52 million and a non-GAAP EPS in the range of a loss of $0.03 per share to a profit of $0.01 per share.

“Our Q1 2012 revenues benefited from a spike in demand from one of our 4G infrastructure customers, and we expect a reduction in revenue from this customer in the second quarter. While we are guiding to a slight revenue decline in the second quarter, our projected first half of 2012 revenue of $102.5 million based on the mid-point of the guidance range is in line with the current average of the sell side analysts covering Dot Hill,” stated Hanif Jamal, chief financial officer, Dot Hill Systems.

Conference Call Information:

Dot Hill’s first quarter 2012 financial results conference call is scheduled to take place on Wednesday, May 9, 2012 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID# 74410103.

About Non-GAAP Financial Measures

The Company’s non-GAAP financial measures exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and long-lived assets, contra-revenue charges from the extension of customer warrants, specific and significant warranty claims arising from a supplier’s defective products, the impact of the company’s now exited AssuredUVS business and the effects of foreign currency gains or losses. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the contributions of Mr. Rudolph to Dot Hill’s strategic initiatives and the future success of Dot Hill. The risks that contribute to the uncertain nature of the forward-looking statements include: the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that sales through channel partners may not materialize; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

HILL-F

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2011	December 31, 2011	March 31, 2012
Net revenue	$49,174	$47,037	$54,744
Cost of goods sold	37,072	38,743	39,570

Gross profit	12,102	8,294	15,174
Operating expenses:
Research and development	7,986	9,113	9,942
Sales and marketing	3,033	3,426	3,533
General and administrative	2,341	2,430	3,068
Restructuring charge (recoveries)	(41)	13	601

Total operating expenses	13,319	14,982	17,144

Operating income (loss)	(1,217)	(6,688)	(1,970)
Other income:
Interest income (expense), net	(6)	45	8
Other income (expense), net	2	(44)	3

Total other income (expense), net	(4)	1	11

Income (loss) before income taxes	(1,221)	(6,687)	(1,959)
Income tax expense	50	(61)	(91)

Net income (loss)	$(1,271)	$(6,626)	$(1,868)

Net income (loss) per basic and diluted share	$(0.02)	$(0.12)	$(0.03)

Shares used to compute net income (loss):
per share
Basic	54,334	55,357	56,030

Diluted	54,334	55,357	56,030

DOT HILL SYSTEMS CORP.

UNAUDITED BALANCE SHEETS

(In thousands, except par value data)

	December 31, 2011	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$46,168	$41,447
Accounts receivable, net	31,697	35,138
Inventories	5,251	4,753
Prepaid expenses and other assets	7,896	12,681

Total current assets	91,012	94,019
Property and equipment, net	4,972	5,387
Intangible assets, net	2,601	2,160
Other assets	294	738

Total assets	$98,879	$102,304

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,434	$36,710
Accrued compensation	5,049	4,113
Accrued expenses	10,860	10,445
Deferred revenue	883	773
Restructuring accrual	1,328	1,739
Current portion of long-term note payable	71	—

Total current liabilities	49,625	53,780
Other long-term liabilities	552	426

Total liabilities	50,177	54,206
Commitments and Contingencies
Stockholders’ equity:
Preferred Stock	—	—
Common Stock	58	58
Additional paid-in capital	321,681	322,870
Accumulated other comprehensive loss	(3,662)	(3,587)
Accumulated deficit	(269,375)	(271,243)

Total stockholders’ equity	48,702	48,098

Total liabilities and stockholders’ equity	$98,879	$102,304

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31, 2011	December 31, 2011	March 31, 2012
Cash Flows From Operating Activities:
Net income (loss)	$(1,271)	$(6,626)	$(1,868)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,049	845	1,085
Stock-based compensation expense	803	1,390	1,142
Loss on write-off of fixed assets	—	—	123
Issuance of warrant to customer	—	1,007	—
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	8,003	(6,748)	(3,469)
Inventories	2,190	(57)	496
Prepaid expenses and other assets	(46)	(2,512)	(5,250)
Accounts payable	(8,489)	9,824	4,543
Accrued compensation and other expenses	(1,022)	4,370	(1,286)
Deferred revenue	220	(35)	(96)
Restructuring accrual	(243)	(238)	411
Other long-term liabilities	(244)	(109)	(118)

Net cash provided by (used in) operating activities	950	1,111	(4,287)

Cash Flows From Investing Activities:
Purchases of property and equipment	(604)	(469)	(327)

Net cash used in investing activities	(604)	(469)	(327)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(68)	(193)	(71)
Shares withheld for tax purposes	(191)	(78)	(401)
Common stock issued under stock plans	536	28	448

Net cash provided by (used in) financing activities	277	(243)	(24)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(46)	97	(83)

Net Increase (Decrease) in Cash and Cash Equivalents	577	496	(4,721)
Cash and Cash Equivalents, beginning of period	45,732	45,672	46,168

Cash and Cash Equivalents, end of period	$46,309	$46,168	$41,447

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$223	$1,540	$855

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2011	December 31, 2011	March 31, 2012
Net revenue, as reported	$49,174	$47,037	$54,744
Effect of ITC Revenue	(631)	(16)	(147)
Effect of issuance of warrant to customer	—	1,007	—

Non-GAAP net revenue	$48,543	$48,028	$54,597

Gross profit, as reported	$12,102	$8,294	$15,174
Effect of stock-based compensation	133	158	172
Effect of severance costs	—	—	6
Effect of issuance of warrant to customer	—	1,007	—
Effect of ITC Revenue	(631)	(16)	(147)
Effect of ITC Expenses	222	293	356
Effect of power supply component failures	—	1,970	—
Effect of intangible asset amortization	520	493	441

Non-GAAP gross profit	$12,346	$12,199	$16,002

Operating expenses, as reported	$13,319	$14,982	$17,144
Effect of currency gain (loss)	(58)	(147)	(376)
Effect of stock-based compensation	(670)	(1,232)	(970)
Effect of contingent consideration adjustment	—	(21)	—
Effect of ITC Expenses	(1,278)	(1,233)	(956)
Effect of restructuring (charge) recoveries	41	(13)	(601)
Effect of severance costs	—	—	(9)

Non-GAAP operating expenses	$11,354	$12,336	$14,232

Net income (loss), as reported	$(1,271)	$(6,626)	$(1,868)
Effect of currency (gain) loss	58	147	376
Effect of stock-based compensation	803	1,390	1,142
Effect of contingent consideration adjustment	—	21	—
Effect of restructuring charge (recoveries)	(41)	13	601
Effect of intangible asset amortization	520	493	441
Effect of power supply component failures	—	1,970	—
Effect of ITC Expenses	1,500	1,526	1,312
Effect of ITC Revenue	(631)	(16)	(147)
Effect of severance costs	—	—	15
Effect of issuance of warrant to customer	—	1,007	—

Non-GAAP net income (loss)	$938	$(75)	$1,872

Non-GAAP net income (loss) per share:
Basic	$0.02	$(0.00)	$0.03

Diluted	$0.02	$(0.00)	$0.03

Weighted average shares used to calculate net income (loss) per share:
Basic	54,334	55,357	56,030

Diluted	55,644	55,357	57,094

Non-GAAP net income (loss)	$938	$(75)	$1,872
Interest expense	6	8	7
Income tax expense	50	(61)	(91)
Depreciation less ITC	431	219	545

Non-GAAP EBITDA	$1,425	$91	$2,333